[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchases in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Co
Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE GLOBAL SMALL CAP FUND

10f-3 TRANSACTIONS FOR THE PERIOD JUNE 1, 1997 THROUGH AUGUST 31, 1997
                                                                         Total
                                                              Shares     Shares  % of Issue                       Shares
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                        Held
Security                  PurchasedPurchasedAssets (1Share    Fund Group (000)   By Group (Broker(s)              08/31/97
Cal Dive International    07/01/97 7,800    0.09%    $15.00   126,700    3,600   3.52%     Wertheim Schroder      0
Peritus Software          07/01/97 800      0.01%    $16.00   34,300     3,500   0.98%     Montgomery Securities  0
CCA Prison Realty         07/15/97 2,300    0.04%    $21.00   46,000     18,500  0.25%     J.C. Bradford          10,500
Friede Goldman            07/21/97 2,800    0.04%    $17.00   150,000    4,665   3.22%     Jeffries & Co.         0
CHS Electronics           07/25/97 3,400    0.08%    $31.75   183,200    13,000  1.41%     Raymond James          0
Carrizo Oil & Gas         08/06/97 6,400    0.06%    $11.00   100,000    2,500   4.00%     Lewco Securities       0
Ispat International       08/07/97 37,000   0.79%    $27.00   126,500    25,000  0.51%     CS First Boston        0
Steel Dynamics            08/13/97 10,100   0.20%    $25.00   216,700    8,400   2.58%     Morgan Stanley         30,500
Trendwest Resort          08/14/97 6,800    0.10%    $18.00   105,000    2,875   3.65%     Montgomery Securities  6,800

10f-3 TRANSACTIONS FOR THE PERIOD SEPTEMBER 1, 1997 THROUGH OCTOBER 5, 1997
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                        Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group  Broker(s)              10/05/97
Avis Rent A Car           09/24/97 10,600   0.12%    $17.00   188,300    19,500  0.97%     Bear Stearns           38,100
Network Solutions         09/26/97 600      0.01%    $18.00   29,000     3,300   0.88%     Lewco                  0
Ivex Packing              10/01/97 5,200    0.06%    $16.00   87,500     8,400   1.04%     Merrill Lynch          32,500

1-Purchase may not exceed 3% of Fund's Total Assets.
2-Purchases by all Alliance Funds may not exceed the greater of (i) 4% of the principal amount of the offering or (ii) $500,000 in principal amount, but in no event may exeed 10% of the principal amount of the offering.

10f-3 TRANSACTIONS FOR THE PERIOD OCTOBER 6, 1997 THROUGH NOVEMBER 30, 1997
                                                                         Total
                          Date     Shares            Price perPurchased bOffered Purchased                        Held
Security                  PurchasedPurchased         Share    Fund Group (000)   By Group  Broker(s)              11/30/97
Drill-Quip                10/23/97 3,600             $24.00   3,600      5,000   0.07%     Morgan Stanley         0
Metromedia Fiber          10/29/97 3,900             $16.00   101,700    7,092   1.43%     Salomon Brothers       0
IRI Intl Corp             11/13/97 7,600             $18.00   131,300    12,000  1.09%     Lehman Brothers        7,600
Rayovac Corp              11/20/97 20,500            $14.00   350,000    6,700   5.22%     Merrill Lynch          11,500
Meadowcraft Inc           11/25/97 9,900             $13.00   168,000    3,125   5.38%     Edwards J.D.           9,900

10f-3 TRANSACTIONS FOR THE PERIOD DECEMBER 1, 1997 THROUGH FEBRUARY 28, 1998
                                                                         Total
                          Date     Shares            Price perPurchased bOffered Purchased                        Held
Security                  PurchasedPurchased         Share    Fund Group (000)   By Group  Broker(s)              02/28/98
Princeton Video Image Inc.12/16/97 16,100            $7.00    299,400    4,000   7.49%     Allen & Company Inc.   16,100
United Rentals Inc.       12/18/97 13,400            $13.50   249,500    7,000   3.56%     Merrill Lynch          17,300
Global Telesystems Group  02/04/98 5,600             $20.00   5,600      11,100  0.05%     Merrill Lynch          5,600

* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.
**Indicates the puchase of an Eligible Rule 144A Security.
1) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if purchased in an offering than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or (b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by the underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.